EXHIBIT 4.2
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                                 FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.

NO. SE-1
                                     WARRANT

                  To Purchase 50,000 Shares of Common Stock of

                              XYBERNAUT CORPORATION

         THIS CERTIFIES that, for value received, FOREST AVENUE LLC, a Cayman Islands limited liability company (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after May 11, 1999 and on or prior to May 11, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from XYBERNAUT CORPORATION, a corporation incorporated in the State of Delaware (the "Company"), fifty thousand (50,000) shares (the "Warrant Shares") of Common Stock, par value US $0.01 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant (the "Exercise Price") shall be equal to one hundred and twenty-five percent (125%) of the closing bid price of the Common Stock on the first trading day immediately preceding the Closing Date (as such term is defined in the Securities Purchase Agreement dated as of May 11, 1999 (the "Agreement")) (the "Closing Price"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement, and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

         7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company).

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         11. Registration. The Company agrees that the Warrant Shares shall be included in the Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement dated as of May 11, 1999.

         12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In the event of a Redemption (as defined in the Certificate of Designation of Series E Preferred Stock) by the Company in accordance with
Section 5 of the Certificate of Designation, the Exercise Price of a pro rata amount of the Warrants (the "Adjusted Warrants" (as calculated hereinafter) shall be reduced to one hundred fifteen (115%) percent of the Closing Price. For purposes of this section, "Adjusted Warrants" shall equal the product of (i) the Warrant Shares and (ii) the quotient of (A) the number of shares of Series E Preferred Stock redeemed and (B) the total number of Series E Preferred Stock issued.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

                  An adjustment made pursuant to this section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

         16. Warrant Call. At any time after the Registration Statement is declared effective, the Company, at its option, may, upon written notice to the Holder (the "Call Notice"), call (x) up to fifty (50%) percent of this Warrant at a price per Warrant Share equal to the Exercise Price if the Common Stock of the Company trades at a price equal to or greater than two hundred (200%) percent of the Closing Price for twenty (20) consecutive trading days prior to the date the Company calls the Warrant and (y) up to fifty (50%) percent of this Warrant at a price per Warrant Share equal to the Exercise Price if the Common Stock of the Company trades at a price equal to or greater than two hundred fifty (250%) percent of the Closing Price for twenty (20) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within three (3) days after the aforementioned twenty (20) day periods. The rights and privileges granted pursuant to this Warrant shall terminate thirty (30) days after the Call Notice is sent to the Holder if the Warrant is not exercised during that period. In the event the Warrants are not exercised during this period the Company will remit to the Holder $0.01 per Warrant Share upon the Holder tendering to the Company the expired Warrant certificate.

                  17.      Miscellaneous.

                  (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Agreement.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise will bear the following legend:



                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: May        , 1999


                                             XYBERNAUT CORPORATION


                                             By /s/ Steven A. Newman
                                                --------------------------------
                                                  Name: Steven A. Newman
                                                  Title:   Vice Chairman

                               NOTICE OF EXERCISE


To:      XYBERNAUT CORPORATION



                  (1) The undersigned hereby elects to purchase ________ shares of Common Stock, par value $ ________ per share (the "Common Stock") of XYBERNAUT CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

                  (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------

                  (4) The shares of Common Stock being issued in connection with the exercise of the attached Warrant are being issued in connection with the sale of the Common Stock.


Dated:


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                                          Signature

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

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                                                       Dated:  ______________


                           Holder's Signature: ____________________________

                           Holder's Address:   ____________________________

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Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.